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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluor Executive Deferred Compensation Program of our report dated January 28, 2002, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP



Irvine, California

March 20, 2002

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